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                                  Exhibit (21)

                                   UNIFI, INC.

                                  SUBSIDIARIES



                                                                Unifi Percentage
                                                                of Voting
Name                   Address                 Incorporation    Securities Owned
--------------------------------------------------------------------------------

Unifi Textured Yarns   Letterkenny, Ireland    Ireland          100%
Europe, Ltd.

Unifi Dyed Yarns,      Manchester, England     United Kingdom   100%
Ltd.

Unifi International    Warwickshire, England   North Carolina   100%
Services, Inc.

Unifi International    Lyon, France            France           100%
Services Europe

Unifi GmbH             Oberkotzau, Germany     Germany          100%

Unifi Italia, S.r.l.   Viale Andreis, Italy    Italy            100%

Unifi Manufacturing,   Greensboro, NC          North Carolina   100%
Inc. ("UMI")

Unifi Sales &          Greensboro, NC          North Carolina   100%
Distribution, Inc.
("USD")

Unifi Manufacturing    Greensboro, NC          North Carolina   95%
Virginia, LLC                                                   5% - UMI

Unifi Export Sales,    Greensboro, NC          North Carolina   95%
LLC                                                             5% - UMI

Unifi-SANS             Madison, NC             North Carolina   50% - UMI
Technical Fiber, LLC                                            50% - SANS
                                                                Fibers, Inc.

Unifi Technical        Mocksville, NC          North Carolina   100%
Fabrics, LLC

Charlotte Technology   Charlotte, NC           North Carolina   100%  USD
Group, Inc.

Unifi Textured         Greensboro, NC          North Carolina   85.42% - UMI
Polyester, LLC                                                  14.58% -
                                                                Burlington
                                                                Industries, Inc.



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Unifi do Brasil, Ltda  San Paulo, Brazil       Brazil           100%

Spanco Industries,     Greensboro, NC          North Carolina   100% - UMI
Inc. ("SI")

[SI owns:  100%        Spanco International, Inc., ("SII"), a North Carolina
                       corporation]

[SII owns:  83%        Unifi Latin America, S.A., a Columbian sociedad anonime;
                       the remainder of Spanco Latin America is presently owned
                       by:
                       1%  Unifi designees
                       16% Spanco - Panama, S.A.]